EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE American Stock Exchanges

______________ NEWS _______________

Vista Gold Corp. Agrees to Defer Guadalupe de los Reyes Option Payment

Denver, Colorado, October 24, 2018 – Vista Gold Corp. (TSX & NYSE American: VGZ) ("Vista" or the "Company") today announced that it has agreed to extend the due date for the second $1.5 million option payment for the Guadalupe de los Reyes gold / silver project in Sinaloa, Mexico (the "GdlR Project") by six months to April 23, 2019. As consideration for the deferral, the Company will receive an additional $150,000 in cash, $50,000 of which was paid to Vista on October 24, 2018 and $100,000 of which Minera Alamos Inc. ("Minera Alamos") has agreed to pay by January 23, 2019. In addition, Minera Alamos has agreed to pay interest at a rate of 1.5% per month on the unpaid balance of the $1.5 million payment beginning January 24, 2019.
On October 24, 2017, we announced the closing of the option agreement, wherein Vista granted Minera Alamos an exclusive option to earn a 100% interest in the GdlR Project by, among other things, making payments totaling $6.0 million comprised of a payment of $1.5 million made at the execution of the option agreement, two successive payments of $1.5 million each to be made at the one-year and two-year anniversaries of the option agreement, and a final $1.5 million payment to be made before the four-year anniversary of the option agreement.  To date, the Company has received the initial $1.5 million payment as partial consideration for the GdlR Project and $50,000 as partial consideration for the six month deferral of the second payment.
Frederick H. Earnest, President and Chief Executive Officer, commented, "Minera Alamos has made good progress in advancing the GdlR Project. We believe the additional consideration they have offered demonstrates their commitment to the planned development of the project."
All dollar amounts in this press release are in U.S. dollars.
About Vista Gold Corp.
The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia.  Mt Todd is the largest undeveloped gold project in Australia.

For further information, please contact Connie Martinez at (720) 981-1185.
Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our expectation that we will receive $100,000 no later than January 23, 2019 and interest at a rate of 1.5% per month on the unpaid balance of the deferred payment beginning January 24, 2019; and our belief that the additional consideration offered by Minera Alamos demonstrates their commitment to the planned development of the project are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our discussions with Minera Alamos, our reliance that Minera Alamos will be able to raise funds to finance its business plans; our approved business plans, exploration and assay results, results of our test work for process area improvements, mineral resource and reserve estimates and results of preliminary economic assessments, prefeasibility studies and feasibility studies on our projects, if any, our experience with regulators, and positive changes to current economic conditions and the price of gold. When used in this press release, the words "optimistic," "potential," "indicate," "expect," "intend," "hopes," "believe," "may," "will," "if," "anticipate," and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company's future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings "Note Regarding Forward-Looking Statements" and "Risk Factors" in the Company's latest Annual Report on Form 10-K as filed on March 6, 2018 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.